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                                  EXHIBIT 10.2

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                      FIRST FEDERAL BANK ROSWELL NEW MEXICO

                              EMPLOYMENT AGREEMENT
                                       FOR
                              WILLIAM W. HEAD, JR.

        This Agreement (this "Agreement") is entered into as of the ____ day of _____________, 2004 by and between First Federal Bank, Roswell, New Mexico (the "Bank"), a federally chartered savings association, with its principal administrative office at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, and William W. Head, Jr. ("Executive"). All references to "Company" herein shall refer to First Federal Banc of the Southwest, Inc., the holding company of the Bank.

        WHEREAS, contemporaneously herewith, the Bank has entered into an Agreement and Plan of Merger dated as of ____________, 2004 (the "Merger Agreement"), by and between First Federal Bank of the Southwest, Inc. and GFSB Bancorp, Inc. ("GFSB") pursuant to which GFSB shall merge with and into the Company (the "Merger"), and the separate existence of GFSB shall cease; and

        WHEREAS, Executive is currently employed as the Vice President of Gallup Federal Savings Bank ("Gallup Federal"); and

        WHEREAS, Executive and Gallup Federal, a wholly owned subsidiary corporation of GFSB, previously entered into a Change in Control Severance Agreement dated as of August 22, 2003 (the "Severance Agreement"), which provides that if Executive is involuntarily terminated within twenty-four (24) months following a change in control of Gallup Federal or GFSB, Executive shall be paid an amount equal to 200% times his base annual salary in effect on the last day of the calendar year first preceding the year of Executive's termination of employment, plus the costs of maintaining coverage for Executive under Gallup Federal's medical and dental insurance plan for a period of one year; and

        WHEREAS, the Merger may qualify as a change in control under the Severance Agreement, thereby entitling Executive to receive payments thereunder, and the parties hereto have agreed that the consummation of the Merger will constitute a constructive termination under said Severance Agreement; and

        WHEREAS, the Bank desires to retain the services of Executive for the period hereunder, and in order to induce Executive to join the employ of the Bank, the Bank and Executive desire to enter into this Agreement to effect the terms of Executive's employment by the Bank.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.      POSITION AND RESPONSIBILITIES

        During the period of his employment hereunder, Executive agrees to serve as Vice President of the Bank.

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2.      EFFECTIVE DATE, TERMS AND DUTIES

        (a) EFFECTIVE DATE. The Effective Date of this Agreement shall occur immediately following the closing of the Merger. The "Effective Date" shall be the "Closing Date" of the Merger (as such term is defined in the Merger Agreement).

        (b) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue until 5:00 p.m. local time on December 31, 2005.

        (c) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board, Executive shall devote substantially all his business time, attention, skill and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank.

3.      COMPENSATION AND REIMBURSEMENT

        (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(c). The Bank shall pay Executive as compensation a salary of not less than $76,253 per year ("Base Salary"). Such Base Salary shall be payable biweekly, or in accordance with the normal payroll practices of the Bank. During the period of this Agreement, the Board may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

        (b) In addition to the Base Salary set forth in Section 3(a) hereof, the Bank and the Company agree to honor the Severance Agreement, pursuant to the following terms:

        (i) The Bank, the Company and Executive hereby agree that the aggregate benefits due to Executive under the Severance Agreement is ONE HUNDRED FIFTY-TWO THOUSAND FIVE HUNDRED SIX AND 00/100 DOLLARS ($152,506.00);

        (ii) The payment due Executive under Section 3(b)(i) hereof shall be divided into twenty-four (24) as nearly equal payments as possible. For every full or partial month worked by Executive, the balance payable to the Executive under the Severance Agreement shall be reduced at a rate of 1/24 per month beginning as of the Effective Date of this Agreement (the "Adjusted Payment");

        (iii) During the term of this Agreement, if Executive voluntarily terminates employment with the Bank for any reason or for no reason, subject to compliance with Section 3(b)(iv) hereof, the Bank shall pay to Executive the Adjusted Payment of any benefits due to Executive under Section 3(b)(ii) hereof. If, during the term of this Agreement, the employment of the Executive is terminated for cause, the Bank shall have no obligation to pay Executive any benefits due the Executive under Section 3(b) hereof. If, during the term of this Agreement, the employment of the Executive is involuntarily terminated by the Bank for any reason other than cause, the Bank shall pay Executive all of the benefits provided under Section 3(b)(ii) hereof.


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        (iv)    In the event Executive voluntarily terminates employment with the Bank for any reason or for no reason, Executive must provide the Bank with ninety (90) days advance written notice of his intension to voluntarily terminate his employment with the Bank.

        (c) The Executive will be entitled to participate in or receive benefits under any employee benefit plans of the Bank or the Company including, but not limited to, retirement plans, health-and-accident plans, medical coverage and any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

        (d) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Bank shall reimburse Executive for his ordinary and necessary business expenses, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

4.      PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

        The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 3(b), 7 and 13.

        (a) The provisions of this Section shall apply upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

        (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than Termination for Cause as defined in Section 6 hereof; or

        (ii)    Executive's resignation from the Bank's employ.

        (iii)   Upon the occurrence of an Event of Termination, as defined in
Section 4(a)(i), or (ii), on the Date of Termination, as defined in Section 7(b) or, if different, within the time frame set forth in any sub-paragraph below, the Bank shall pay, provide or credit to Executive those payments required by
Section 3(b)(iii), subject to the terms of this Agreement. The Bank shall have no obligation to pay Executive any remaining salary due under this Agreement.


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5.      TERMINATION UPON DEATH

        In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid the amount owed to Executive under the Severance Agreement, whether or not such remaining amount have been reduced as set forth in this Agreement.

6.      TERMINATION FOR CAUSE

        The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

7.      NOTICE

        (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

        (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

        (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by Executive, in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by


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a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. If such dispute is not resolved within the term of the Agreement, the Bank shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.

8.      POST-TERMINATION OBLIGATIONS

        (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

        (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

9.      NON-COMPETITION

        (a) During the term of this Agreement, and for a period of two (2) years following any termination of Executive's employment hereunder, Executive agrees not to compete with the Bank and/or the Company following such termination in any city, town or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board, except as a licensed practicing attorney representing a client. Except as a licensed practicing attorney representing a client, the Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury would result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 9(a), agree that in the event of any such breach by Executive, the Bank and/or the Company would be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive. Nothing herein shall be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

        (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company, the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company and/or the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company, the Bank or affiliates thereof to any person, firm, corporation, or other entity for any


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reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company and/or the Bank, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach by Executive of the provisions of this Section, the Company and/or the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company, the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed. Nothing herein will be construed as prohibiting the Company and/or the Bank from pursuing any other remedies available to the Company or the Bank for such breach, including the recovery of damages from Executive.

10.     SOURCE OF PAYMENTS

        All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

11.     NO ATTACHMENT

        (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

        (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

12.     ENTIRE AGREEMENT; MODIFICATION AND WAIVER

        (a) This Agreement contains the entire agreement of Executive and the Bank relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations between the parties relating to the subject matter hereof.

        (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

        (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.


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13.     REQUIRED REGULATORY PROVISIONS

        (a)     The Bank may terminate Executive's employment at any time.

        (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 USC ss.1818(e)(3) and ss.1818(g)(1)), the Bank's obligations under this contract shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

        (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8g(1) of the Federal Deposit Insurance Act (12 USC ss.1818(e)(4) and ss.1818(g)(1)), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

        (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 USC ss.1813(x)(1)), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

        (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank by the Director of the Office of Thrift Supervision ("OTS") or his designee at the time (i) the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 USC ss.1823(c)); or (ii) the Director of the OTS or his designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

        (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank pursuant to this Agreement are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

14.     SEVERABILITY

        If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.


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15.     HEADINGS FOR REFERENCE ONLY

        The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

16.     GOVERNING LAW

        This Agreement shall be governed by the laws of the State of New Mexico but only to the extent not superseded by federal law.

17.     ARBITRATION

        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within twenty-five miles of Roswell, New Mexico, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

18.     PAYMENT OF LEGAL FEES

        All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or has been resolved in Executive's favor.

19.     RELEASE

        In consideration for the payments required in Section 3(b) of this Agreement, Executive hereby agrees to release and hold harmless the Bank, its officers, directors, employees, affiliates, agents, successors and assigns, from any and all liability from any claim (whether in law or equity) arising from Executive's employment with the Bank, the Company, Gallup Federal Savings Bank or GFSB Bancorp, Inc.

[Remainder of Page Intentionally Blank]


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                                   SIGNATURES

        IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, effective as of the date first above written.

ATTEST:                           FIRST FEDERAL BANK



____________________              By:
                                     -------------------------------------------
Secretary                            Aubrey L. Dunn, Jr.
                                     President and Chief Executive Officer


WITNESS:                          EXECUTIVE:



____________________              By:
                                     -------------------------------------------
                                     William W. Head, Jr.



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